UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 9, 2012, the Registrant entered into amended and restated Non-Plan Stock Option Agreements (the “Agreements”) with Freedom Holding, Inc. (“Freedom”) and Sheila Mitchell (collectively with Freedom, the “Optionees”) which extended options held by the Optionees to purchase a total of 325,000 shares (the “Shares”) of the Registrant’s $0.20 par value common stock (the “Options”). The Options were extended without cash consideration. The Agreements amended and restated prior Non-Plan Stock Option Agreements (the “Previous Agreements”) between the Registrant and the Optionees for purposes of allowing for the extension, re-pricing and transferability of the Options. The Registrant granted the Options to Freedom Financial Corporation under a Previous Agreement on July 10, 2006. Freedom Financial Corporation assigned the right to purchase up to 10,000 of the Shares to Ms. Mitchell in January 2008 and also assigned the right to purchase 315,000 Shares to Freedom on March 11, 2008.

The Options are exercisable in whole or in part from time to time anytime before March 31, 2017.

The purchase price for each Share subject to the Options is $8.25. The closing market price of the Registrant’s common stock on July 9, 2012 was $1.50. The Options may be exercised by the Optionee tendering to the Registrant the aggregate purchase price of the Shares purchased plus, if required by the Registrant, an amount of monies sufficient to pay all applicable federal, state and local taxes on the difference between the purchase price and the market  value of the Shares on the date of exercise.

Each Optionee acknowledged that (i) neither the Options nor the Shares have been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state, (ii) the Optionee is acquiring the Options and the Shares for its own account for investment and not with a view to resale or distribution, (iii) the Optionee may be deemed to be an affiliate of the Registrant within the meaning of Rule 144 under the Act, (iv) the Options are non-transferable except to a permitted transferee, (v) the Shares can only be resold by the Optionee  if the Shares are registered under the Act  and any applicable state security law, or if an exemption from registration is available, and (vi) the stock certificate(s) representing the Shares will bear an appropriate restrictive legend.

The Registrant relied on the exemption afforded by Section 4(2) under the Act for the issuance of the Options, and will rely on Section 4(2) under the Act for the issuance of the Shares. Freedom is the ultimate controlling shareholder of the Registrant and some of the same persons serve as directors and executive officers of the Registrant and Freedom, including: the Registrant’s Chairman, W. Bennett Collett, Sr, who serves Freedom as Chairman, and the Registrant’s Chief Executive Officer and President, W. Bennett Collett, Jr., who serves Freedom as a director and as Secretary and Treasurer.

The Options were approved by a majority of the Registrant’s independent directors who do not serve as officers or directors of Freedom, and who do not have a direct or indirect ownership interest in Freedom.

The descriptions of the Agreements set forth above are qualified in their entirety by the terms of the Agreements which are attached as Exhibits 10.1 and 10.2 to this Form 8-K.

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Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 above is hereby incorporated into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 9, 2012, the Registrant’s board of directors (the “Board”) adopted the Registrant’s Fourth Amended and Restated Master Stock Option Plan (the “Fourth Master Plan”). The Fourth Master Plan incorporates previous amendments to the Registrant’s 2006 Third Amended and Restated Master Stock Option Plan (the “Third Master Plan”), attached as Exhibit 99.1 to the Registrant’s Form S-8 (File No. 333-103654), providing for the extension, re-pricing and limited transfer of stock options issued under the Fourth Master Plan.

Also on July 9, 2012, the Board approved the extension of stock options held by the Registrant’s Chief Financial Officer, two of the Registrant’s other executive officers and Freedom. The expiration date of each of the options was extended to March 31, 2017. Additional information regarding the extended options is set forth below:

Option Holder	Original Issue Date	Previous Expiration Date	Exercise Price	Number of Shares Subject to Option
Freedom Holding, Inc.	7/10/2006	7/10/2012	$8.25	381,000
Freedom Holding, Inc.	7/11/2006	7/11/2012	$8.25	325,000
Daniel Licciardi	7/10/2006	7/10/2012	$8.25	7,125
Daniel Licciardi	7/11/2006	7/11/2012	$8.25	17,500
Kimberly Tharp	7/10/2006	7/10/2012	$8.25	4,125
Jennifer Chong	7/10/2006	7/10/2012	$8.25	2,250

The description of the Fourth Master Plan set forth above is qualified in its entirety by the terms of the Fourth Master Plan which is attached as Exhibit 10.3 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Non-Plan Stock Option Agreement between Registrant and Freedom Holding, Inc. dated July 9, 2012.

10.2	Non-Plan Stock Option Agreement between Registrant and Sheila Mitchell dated July 9, 2012.

10.3	Fourth Amended and Restated Master Stock Option Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: July 13, 2012	By	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
President and Chief Executive Officer

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